EXHIBIT 21.1 LIST OF SUBSIDIARIES

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               Name                      State of Incorporation      Names Under Which Subsidiary Does
                                                                                  Business
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
PetCARE Television Network, Inc.         Florida                     PetCARE TV
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African American Medical Network, Inc.   Florida                     African American Medical Network
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KidCARE Television Network, Inc.         Florida                     KidCARE TV
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